EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of ProUroCare Medical Inc. hereby severally constitute Richard C. Carlson and Richard Thon and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable ProUroCare Medical Inc. to comply with the provisions of the Securities Act, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Name	Title

/s/ David Koenig	Director
David Koenig

/s/ Robert Rudelius	Director
Robert Rudelius

/s/ Scott Smith	Director
Scott Smith